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                                                                 Exhibit 10.23

                                   PROMISSORY NOTE



$386,546.64                                              Minneapolis, Minnesota
                                                              February 20, 1997


FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Select Comfort Corporation, a Minnesota corporation ("Company"), at its principal office, or at such other place as Company may from time to time designate, the principal sum of Three Hundred Eighty-Six Thousand Five Hundred Forty-Six and 64/100 Dollars ($386,546.64), in lawful money of the United States, together with interest on the unpaid principal balance compounded annually at the rate of nine and one-quarter percent (9-1/4%) per annum.

The entire principal balance and all accrued interest thereon shall be due and payable on the earlier of (a) six (6) months following the completion by Company of an initial public offering of its securities, or (b) April 30, 1999 (or on the next business day thereafter if such date is not a business day).

The obligations of Maker under this Promissory Note shall be secured by the pledge by Maker of 150,000 shares of the Common Stock, par value $0.01 per share, which pledge shall be in form and substance reasonably satisfactory to Company and shall provide for Company to retain possession of such shares, duly endorsed for transfer or with a separate stock power attached, until all obligations of Maker under this Promissory Note shall have been satisfied.

This Promissory Note may be prepaid in full or in part at any time without penalty, provided that all prepayments shall be applied first to accrued interest and then to the principal balance hereof.

No delay or omission on the part of Company in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Promissory Note. A waiver on any occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

Maker agrees to pay all expenses, including without limitation, reasonable attorneys' fees and legal expenses, whether or not suit is commenced, incurred by Company in enforcing the obligations of Maker under this Promissory Note.

The makers, endorsers, sureties, guarantors and all other persons liable for all or any part of the indebtedness evidenced by this Promissory Note jointly and severally waive presentment for payment, protest, demand, and notice of protest, demand, dishonor and nonpayment. Such parties hereby consent without affecting their liability to any extension or alteration of the time or terms of payment hereof, any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof.

This Promissory Note shall be construed in accordance with and governed by the laws of the State of Minnesota, without regard to the conflict of laws provisions thereof. Maker hereby


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irrevocably consents to the jurisdiction of the state and federal courts of the State of Minnesota and hereby agrees that such courts will be the proper and only forums in which to adjudicate any case or controversy arising under or relating to this Promissory Note.

                                                  /s/
                                              -------------------------------
                                                       Mark L. de Naray


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